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                                POWER OF ATTORNEY

         Each of the undersigned, all of whom are directors of the Strong Equity Funds, Inc., whose signatures appear below, do hereby constitute and appoint Thomas P. Lemke, Stephen J. Shenkenberg, and John S. Weitzer, and each of them, as the true and lawful attorney-in-fact and agent for the undersigned, and each of them, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 for the Strong Equity Funds, Inc., and any and all amendments thereto, and any and all other instruments such attorneys and agents may deem necessary or advisable to enable the Fund to comply with federal and state securities laws and any rules, regulations, orders or other requirements of the Securities and Exchange Commission and the various state securities regulators in connection with the registration or issuance of shares or additional shares of common stock of the Fund, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned, and each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Name                               Title                    Date

Richard S. Strong                   Chairman of the Board         July 24, 1998
                                    and a Director

Marvin E. Nevins                    Director                      July 24, 1998


Willie D. Davis                     Director                      July 24, 1998


William F. Vogt                     Director                      July 24, 1998


Stanley Kritzik                     Director                      July 24, 1998